Exhibit (a)(5)

                            BABY SUPERSTORE, INC.

                              OFFER TO PURCHASE
                   FOR CASH ANY AND ALL OF THE OUTSTANDING
                4-7/8% CONVERTIBLE SUBORDINATED NOTES DUE 2000
                           OF BABY SUPERSTORE, INC.

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   SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, THE
  OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 15, 1997, UNLESS THE OFFER IS EXTENDED (SUCH TIME AND DATE OR THE LATEST
  EXTENSION THEREOF, IF EXTENDED, THE "EXPIRATION DATE"). NOTES TENDERED IN THE
        OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.
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                                                      February 14, 1997

TO BROKERS, DEALERS, COMMERCIAL BANKS,
  TRUST COMPANIES AND OTHER NOMINEES:

      Enclosed for your consideration is a Change of Control Notice and Offer to Purchase, dated February 14, 1997 (as the same may be amended from time to time, the "Offer to Purchase"), and a form of Letter of Transmittal and instructions thereto (the "Letter of Transmittal") relating to the offer (the "Offer") by Baby Superstore, Inc. ("Baby Superstore") to purchase for cash all of the outstanding 4-7/8% Convertible Subordinated Notes due 2000 of Baby Superstore (the "Notes") at 100% of the principal amount thereof, plus accrued interest thereon to but excluding the date of repurchase.

      We are asking you to contact your clients for whom you hold Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Notes registered in their own name. You will be reimbursed by Baby Superstore for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Baby Superstore will pay all transfer taxes, if any, applicable to the tender of Notes, except as otherwise provided in the Offer to Purchase and the Letter of Transmittal.

      Enclosed is a copy of each of the following documents for forwarding to your clients:

            1. The Offer to Purchase.

            2. A Yellow Letter of Transmittal, including Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, for your use in connection with the tender of Notes by record holders and for the information of your clients.

            3. A Green form of letter addressed "To Our Clients" that may be sent to your clients for whose accounts you hold Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Offer.


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            4. A Blue Notice of Guaranteed Delivery to be used to accept the
      Offer if certificates for Notes are not lost but not immediately available, or if the procedure for book-entry transfer cannot be completed on or prior to the Expiration Date.

            5. A return envelope addressed to The Bank of New York, the Depositary (the "Depositary").

      Your prompt action is requested. Notes tendered pursuant to the Offer may be validly withdrawn, subject to the procedures described in the Offer to Purchase, at any time prior to the Expiration Date.

      Please refer to "Procedures for Tendering Notes" in the Offer to Purchase for a description of the procedures which must be followed to tender Notes in the Offer.

      Additional copies of the enclosed materials may be obtained from the Depositary at (212) 815-4997.

                                                Very truly yours,


                                                BABY SUPERSTORE, INC.


      NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY, THE TRUSTEE, OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.